2000 BONUS PLAN FOR CERTAIN KEY EMPLOYEES


     The Company has a discretionary bonus program under which exempt salaried employees (other than the CEO and Chairman) may be paid bonuses based on a percentage of base annual salary. The CEO and Chairman participate in this plan, however their bonuses are specifically determined by the board of directors. The bonus percent is based on a variety of guidelines including the performance levels of the respective business units measured by earnings before tax.









































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